EXHIBIT 4.1

BARCLAYS GLOBAL INVESTORS INTERNATIONAL, INC.,

as Sponsor

and

BARCLAYS GLOBAL INVESTORS, N.A.,

as Administrative Trustee

and

WILMINGTON TRUST COMPANY,

as Delaware Trustee

TRUST AGREEMENT

iSHARES® S&P GSCI™ INDUSTRIAL METALS COMMODITY-INDEXED TRUST

Dated as of [    ], 2007

i

TABLE OF CONTENTS

(continued)

ii

TRUST AGREEMENT

This Trust Agreement, dated as of [    ], 2007, is among Barclays Global Investors International, Inc., a Delaware corporation, as sponsor (the “Sponsor”), Barclays Global Investors, N.A., a national banking association, as administrative trustee (the “Administrative Trustee”), and Wilmington Trust Company, a Delaware banking company, as Delaware trustee (the “Delaware Trustee”).

W I T N E S S E T H :

WHEREAS, the Sponsor desires to establish a statutory trust to be known as the “iShares® S&P GSCI™ Industrial Metals Commodity-Indexed Trust” (the “Trust”), pursuant to the Delaware Statutory Trust Act, Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801 et seq., as it may be amended from time to time, or any successor legislation (the “Act”);

WHEREAS, the Sponsor desires to establish the terms on which CERFs, Short-Term Securities (in each case as defined below) and cash may be Delivered (as defined below) and provide for the creation of Baskets of Shares (in each case as defined below) representing units of fractional undivided beneficial interests in the Trust, the execution and delivery of Certificates (as defined below) evidencing the Shares and the redemption of Baskets; and

WHEREAS, the Sponsor desires to provide for other terms and conditions upon which the Trust shall be established and administered, as hereinafter provided.

NOW, THEREFORE, it being the intention of the parties hereto that the Trust constitutes a statutory trust under the Act and that this Agreement constitute the governing instrument of the Trust:

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1 Definitions. Except as otherwise specified in this Agreement or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement.

“Act” has the meaning specified in the recitals hereto.

“Adjusted Property” means any property the book value of which has been adjusted as provided by Section 1(d) of Annex I.

“Administrative Trustee” means the Person named as such in the Preamble hereto, solely in such Person’s capacity as an administrative trustee of the Trust created hereunder and not in such Person’s individual capacity, and includes any entity to whom such Person delegates its obligations in accordance with Section 5.8 or any successor appointed as Administrative Trustee under this Agreement; provided, however, that all Administrative Trustees shall be United States persons, within the meaning of Section 7701(a)(30) of the Code, and at least one Administrative Trustee shall be a bank, as defined in Section 581 of the Code, or a United States government-owned agency or United States government-sponsored enterprise.

“Administrative Trustee Indemnified Persons” has the meaning specified in Section 5.11(a).

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person.

“Agreement” means this Trust Agreement, as amended, modified, supplemented and restated from time to time, in accordance with its terms.

“Authorized Participant” means a Person that, at the time of submitting to the Administrative Trustee, or any trust administrator appointed by the Administrative Trustee, a Purchase Order or a Redemption Order (a) is a registered broker-dealer and, if required in connection with its activities, a registered futures commission merchant, (b) is a DTC Participant, (c) has in effect a valid Authorized Participant Agreement and (d) is in a position to transfer CERFs and the required Short-Term Securities or cash to, or take delivery of these assets from, the Administrative Trustee through one or more accounts.

“Authorized Participant Agreement” means an agreement among the Administrative Trustee, the Sponsor and an Authorized Participant that provides the procedures for the creation and redemption of Baskets.

“Basket” means a block of 50,000 Shares, as such number may be increased or decreased, from time to time, in accordance with the terms of this Agreement.

“Basket Amount” is the amount of CERFs and Short-Term Securities or cash that an Authorized Participant must Deliver in exchange for one Basket, or that an Authorized Participant is entitled to receive in exchange upon Surrender of one Basket. The Basket Amount will be determined as provided in Section 2.5(c).

“Beneficial Owner” means any Person owning a beneficial interest in any Shares, including a person who holds Shares through a Registered Owner.

“Book-Tax Disparity” means, with respect to any property, as of any date of determination, the difference between the book value of such property (as initially determined under Section 7 of Annex I in the case of contributed property, and as adjusted from time to time in accordance with Section 2(c) of Annex I) and the adjusted basis thereof for U.S. federal income tax purposes, as of such date of determination. A Beneficial Owner’s share of the Trust’s Book-Tax Disparities will be reflected by the difference between such Beneficial Owner’s Capital Account balance, as maintained pursuant to Section 1 of Annex I, and such balance had the Capital Account been maintained strictly in accordance with tax accounting principles.

“Business Day” means any day (1) on which none of the following occurs: (a) the Exchange is closed for regular trading, (b) the CME is closed for regular trading or (c) the Federal Reserve wire transfer system is closed for cash wire transfers, or (2) that the Administrative Trustee determines that it is able to conduct business.

“CERFs” means S&P GSCI™ Industrial Metals Excess Return futures contracts traded on the CME.

“Capital Account” has the meaning specified in Section 1 of Annex I.

“Certificate” means a certificate, in substantially the form attached hereto as Exhibit A, that is executed and delivered by the Administrative Trustee under this Agreement evidencing Shares.

“Certificate of Trust” means the Certificate of Trust of the Trust in the form attached hereto as Exhibit B, filed with the Secretary of State pursuant to Section 3810 of the Act.

“CME” means the Chicago Mercantile Exchange Inc., or its successor.

“Code” means the Internal Revenue Code of 1986, as amended.

“Conflicting Provisions” has the meaning specified in Section 7.9.

“Corporate Trust Office” means the office of the Administrative Trustee at which its depositary receipt business is administered, which, as of the date hereof, is located at 45 Fremont Street, San Francisco, CA 94105.

“Covered Person” means the Delaware Trustee, the Administrative Trustee, the Sponsor and their respective Affiliates.

“Custodian” has the meaning specified in Section 5.10.

“Delaware Trustee” means the Person named as such in the Preamble hereto, solely in such Person’s capacity as the Delaware trustee of the Trust created hereunder and not in such Person’s individual capacity, and includes any successor Delaware trustee under this Agreement.

“Deliver,” “Delivered” or “Delivery” means (a) when used with respect to CERFs, Short-Term Securities or cash, (i) delivering CERFs, Short-Term Securities or cash to the Person entitled to the delivery, or as directed by the Person entitled to the delivery, or (ii) obtaining evidence that ownership of CERFs, Short-Term Securities or cash has been transferred to, and the CERFs, Short-Term Securities or cash is being duly held by a custodian for the account of, the Person entitled to that delivery, or as directed by the Person entitled to the delivery, and (b) when used with respect to Shares, either (i) one or more book-entry transfers of such Shares to an account or accounts at DTC designated by the Person entitled to such delivery for further credit as specified by such Person or (ii) in the circumstances specified in Section 2.3(e), execution and delivery at the Corporate Trust Office of one or more Certificates evidencing those Shares.

“Depositor” means any Authorized Participant that Delivers CERFs, Short-Term Securities or cash to or at the direction of the Trust, either for its own account or on behalf of another Person that is the owner or beneficial owner of such CERFs, Short-Term Securities or cash.

“Distribution Agreement” means the Distribution Agreement, to be entered into on or about the date hereof, between the Sponsor and the Initial Purchaser.

“DTC” means The Depository Trust Company, or its successor.

“DTC Participant” means a Person that has an account with DTC.

“Exchange” means the New York Stock Exchange.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Indemnified Amounts” has the meaning specified in Section 5.11(a).

“Indemnitee” has the meaning specified in Section 5.11(e).

“Indemnitor” has the meaning specified in Section 5.11(e).

“Initial Contributions” has the meaning specified in Section 1 of Annex I.

“Indirect Participant” means a Person that has access to the DTC clearing system by clearing securities through, or maintaining a custodial relationship with, a DTC Participant.

“Initial Delivery” has the meaning specified in Section 2.1(a).

“Initial Purchaser” means Goldman, Sachs & Co., as initial purchaser under the Distribution Agreement.

“Investing Pool” means iShares® S&P GSCI™ Industrial Metals Commodity-Indexed Investing Pool LLC, a limited liability company organized under the laws of the State of Delaware.

“Investing Pool Agreement” means the limited liability company agreement of the Investing Pool, between the Trust and Barclays Global Investors International, Inc., dated as of the date hereof, as amended from time to time.

“Investing Pool Interests” means the limited liability company interests issued by the Investing Pool to the Trust and Barclays Global Investors International, Inc., in each case as members of the Investing Pool.

“Manager” means Barclays Global Investors International, Inc., in its capacity as manager of the Investing Pool.

“Net Asset Value per Share” means the net asset value of a Share, as determined in accordance with Section 4.1(b).

“Net Asset Value of the Trust” has the meaning specified in Section 4.1(b).

“Order Cutoff Time” means, with respect to any Business Day, (a) 2:40 p.m. (New York City time) on such Business Day (or, if the Chicago Mercantile Exchange is scheduled to close early on such day, the time of the close of trading of CERFs on the Chicago Mercantile Exchange on such Business Day) or (b) any other time agreed to by the Sponsor and the Administrative Trustee and of which all existing Authorized Participants have been previously notified by the Administrative Trustee.

“Order Date” means, with respect to a Purchase Order, the date specified in Section 2.5(b) and, with respect to a Redemption Order, the date specified in Section 2.8.

“Percentage Interest” means as to each Beneficial Owner, the portion (expressed as a percentage) of the total outstanding Shares held by such Beneficial Owner.

“Person” means any natural person or any limited liability company, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Proceeding” has the meaning specified in Section 5.11(e).

“Purchase Order” has the meaning specified in Section 2.5(b).

“Qualified Bank” means a bank, trust company, corporation or national banking association organized and doing business under the laws of the United States or any State of the United States that is authorized under those laws to exercise corporate trust powers and that (a) is a DTC Participant or a participant in such other securities depositary as is then acting with respect to the Shares, and (b) unless counsel to the Sponsor, the appointment of which is acceptable to the Administrative Trustee, determines that the following requirement is not necessary for the exception under Section 408(m) of the Code to apply, is a banking institution as defined in Section 408(n) of the Code.

“Redemption Order” has the meaning specified in Section 2.8.

“Registered Owner” means a Person in whose name Shares are registered on the books of the Administrative Trustee maintained for that purpose.

“Registrar” means any bank or trust company that is appointed to register Shares and transfers of Shares as herein provided.

“SEC” means the Securities and Exchange Commission of the United States, or any successor governmental agency in the United States.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means units of fractional undivided beneficial interest in the net assets of the Trust.

“Short-Term Securities” means U.S. Treasury securities or other short-term securities and similar securities, in each case that are eligible as margin deposits under the rules of the CME.

“Sponsor” means the Person named as such in the Preamble hereto.

“Sponsor Indemnified Party” has the meaning specified in Section 5.11(d).

“Surrender” means, when used with respect to Shares, (a) one or more book-entry transfers of Shares to the DTC account of the Administrative Trustee or (b) surrender to the Administrative Trustee at its Corporate Trust Office of one or more Certificates evidencing Shares.

“Tax Matters Partner” shall mean the tax matters partner for the Trust as such term is defined in Section 6231(a) (7) of the Code.

“Trust” has the meaning specified in the recitals hereto.

“Trustee” or “Trustees” means each Person who has signed this Agreement as a trustee, so long as such Person shall continue in office in accordance with the terms hereof, and all other Persons who may from time to time be duly appointed, qualified and serving as trustees in accordance with the provisions hereof, and references herein to a “Trustee” or the “Trustees” shall refer to such Person or Persons solely in their capacity as trustees hereunder.

“Trust Property” means (a) Investing Pool Interests, (b) any cash or other property that is received by the Administrative Trustee in respect of Trust Property and that is being held under this Agreement, and (c) CERFs, Short-Term Securities and cash Delivered by the Investing Pool or a Depositor, as the case may be, at the direction of the Trust in connection with a Redemption Order or Purchase Order, as the case may be.

“Unrealized Gain” attributable to any Trust property means, as of any date of determination, the excess, if any, of the fair market value of such property (as determined for purposes of Section 1(d) of Annex I) as of such date of determination over the adjusted basis of such property as of such date of determination.

“Unrealized Loss” attributable to any Trust property means, as of any date of determination, the excess, if any, of the adjusted basis of such property as of such date of determination over the fair market value of such property (as determined for purposes of Section 1(d) of Annex I) as of such date of determination.

Section 1.2 Rules of Construction. Unless the context otherwise requires:

(i) a term has the meaning assigned to it;

(ii) an accounting term not otherwise defined herein has the meaning assigned to it in accordance with generally accepted accounting principles as then in effect in the United States;

(iii) “or” is not exclusive;

(iv) the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

(v) “including” means including without limitation; and

(vi) words in the singular include the plural and words in the plural include the singular.

ARTICLE II

CREATION AND DECLARATION OF TRUST

Section 2.1 Creation and Declaration of Trust; Business of the Trust. (a) The Administrative Trustee acknowledges that it has received from the Investing Pool the initial Investing Pool Interests in exchange for CERFs and Short-Term Securities or cash that were Delivered to the Administrative Trustee by the Initial Purchaser (such Delivery, the “Initial Delivery”) and contributed by the Administrative Trustee to the Investing Pool. The Administrative Trustee declares that it will hold all Trust Property, as Administrative Trustee, for the benefit of the Registered Owners for the purposes of, and subject to the terms and conditions set forth in, this Agreement. The Administrative Trustee and the Delaware Trustee are hereby authorized and directed to file the Certificate of Trust (and any amendment thereto or restatement thereof) with the Delaware Secretary of State.

(b) The Trust shall not engage in any business or activities other than entering into the Investing Pool Agreement and holding Investing Pool Interests or activities incidental and necessary to carry out the duties and responsibilities with respect thereto and as set forth in, or contemplated by, this Agreement. Other than issuing Shares, the Trust shall not issue or sell any certificates or other obligations or otherwise incur, assume or guarantee any indebtedness for money borrowed.

Section 2.2 Legal Title. Legal title to all of the Trust Property shall be vested in the Trust as a separate legal entity; provided, however, that where applicable law in any jurisdiction requires any part of the Trust Property to be vested otherwise, the Administrative Trustee may cause legal title to the Trust Property or any portion thereof to be held by or in the name of the Administrative Trustee or any other Person (other than a Registered Owner or a Beneficial Owner) as nominee.

Section 2.3 Form of Certificates; Book-Entry System; Transferability of Shares. (a) The Certificates shall be substantially in the form set forth in Exhibit A hereto, with appropriate insertions, modifications and omissions, as hereinafter provided. No Shares shall be entitled to any benefits under this Agreement or be valid or obligatory for any purpose unless a Certificate evidencing those Shares has been executed by the manual or facsimile signature of a duly authorized signatory of the Administrative Trustee and, if a Registrar (other than the Administrative Trustee) for the Shares shall have been appointed, countersigned by the manual signature of a duly authorized officer of the Registrar. Certificates bearing the manual or facsimile signature of a duly authorized signatory of the Administrative Trustee and the manual signature of a duly authorized officer of the Registrar, if applicable, who was, at the time such Certificates were executed, a proper signatory of the Administrative Trustee or the Registrar, if applicable, shall bind the Administrative Trustee, notwithstanding that such signatory has ceased to hold such office prior to the delivery of such Certificates.

(b) The Certificates may be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Agreement as may be required by the Administrative Trustee or required to comply with any applicable law or regulations or with the rules and regulations of any securities exchange or automated quotation system upon which Shares may be listed or quoted or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which the Shares evidenced by a particular Certificate are subject.

(c) The Sponsor and the Administrative Trustee will apply to DTC for acceptance of the Shares in its book-entry settlement system. Shares deposited with DTC shall be evidenced by one or more global Certificates, which shall be registered in the name of Cede & Co., as nominee for DTC, and shall bear the following legend:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE AGENT AUTHORIZED BY THE TRUST FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(d) So long as the Shares are eligible for book-entry settlement with DTC and such settlement is available, unless otherwise required by law, notwithstanding the provisions of Sections 2.3(a) and (b), all Shares shall be evidenced by one or more global Certificates, the Registered Owner of which is DTC or a nominee of DTC, and (1) no Beneficial Owner will be entitled to receive a separate Certificate evidencing those Shares, (2) the interest of a Beneficial Owner in Shares represented by a global Certificate will be shown only on, and transfer of that interest will be effected only through, records maintained by DTC or a DTC Participant or Indirect Participant through which the Beneficial Owner holds that interest and (3) the rights of a Beneficial Owner with respect to Shares represented by a global Certificate will be exercised only to the extent allowed by, and in compliance with, the arrangements in effect between such Beneficial Owner and DTC or the DTC Participant or Indirect Participant through which that Beneficial Owner holds an interest in Shares.

(e) If, at any time when Shares are evidenced by a global Certificate, DTC ceases to make its book-entry settlement system available for such Shares, the Sponsor and the Administrative Trustee may select a comparable depositary for the book-entry settlement of the Shares and cause new global Certificates to be issued and registered in the name of such successor depositary or its nominee. If the Sponsor and the Administrative Trustee determine that no such successor depositary is available, the Trust will terminate as set forth in Section 6.2(a)(vii) and, to the extent necessary in connection therewith, the Administrative Trustee shall execute and deliver separate Certificates evidencing Shares registered in the names of the Beneficial Owners thereof, with such additions, deletions and modifications to this Agreement and to the form of Certificate evidencing Shares as the Sponsor and the Administrative Trustee may agree.

(f) Title to a Certificate (and to the Shares evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall be transferable by delivery with the same effect as in the case of a certificated security under Article 8 of the Uniform Commercial Code of the State of Delaware; provided, however, that the Administrative Trustee, notwithstanding any notice to the contrary, may treat the Registered Owner of Shares as the absolute owner thereof for the purpose of determining the Person entitled to any distribution or to any notice provided for in this Agreement and for all other purposes.

Section 2.4 General. Subject to the terms of this Agreement, the Administrative Trustee shall have the power and authority, without the approval or action of any Registered Owner or Beneficial Owner, to issue and redeem Shares from time to time. The number of Shares authorized shall be unlimited. All Shares when so issued on the terms contemplated by this Agreement shall be fully paid and non-assessable. Every Registered Owner or Beneficial Owner, by virtue of having purchased or otherwise acquired a Share or a beneficial interest in a Share, shall be deemed to have expressly consented and agreed to be bound by the terms of this Agreement.

Section 2.5 Delivery of CERFs and Short-Term Securities. (a) After the Initial Delivery, subsequent issuances and Deliveries of Shares will take place only in integral numbers of Baskets and in compliance with the provisions of this Agreement, as supplemented by any procedures attached to an applicable Authorized Participant Agreement, to the extent those procedures are consistent with this Agreement.

(b) Authorized Participants wishing to acquire one or more Baskets must place an order with the Administrative Trustee (a “Purchase Order”), on any Business Day. Purchase Orders received by the Administrative Trustee on a Business Day prior to the Order Cutoff Time will have that Business Day as the Order Date. Purchase Orders received by the Administrative Trustee on a Business Day on or after the Order Cutoff Time, or on a day that is not a Business Day, will have the next Business Day as the Order Date. As consideration for each Basket to be acquired pursuant to a Purchase Order, a Depositor must Deliver the Basket Amount on the Order Date of such corresponding Purchase Order.

(c) The Administrative Trustee shall determine the Basket Amount for each Business Day. After the Initial Delivery, the Basket Amount shall be an amount of CERFs and cash (or, as determined by the Administrative Trustee at the direction of the Sponsor, Short-Term Securities in lieu of cash) with a value equal to the Net Asset Value per Basket. The “Net Asset Value per Basket” is the result obtained by multiplying (x) the Net Asset Value per Share on the date on which the determination is being made by (y) the number of Shares that constitute a Basket on the date on which the determination is being made. The Sponsor intends to publish, or may designate other persons to publish, for each Business Day, the Basket Amount.

(d) All Delivered CERFs, Short-Term Securities and cash as part of a Purchase Order shall be contributed by the Administrative Trustee to the Investing Pool in return for an increase of the Trust’s Investing Pool Interests. The Investing Pool Interests and any other Trust Property will be held for the Trust at such place and in such manner as the Administrative Trustee shall determine.

Section 2.6 Delivery of Shares. Upon receipt by the Administrative Trustee of any Delivery in accordance with Section 2.5, together with a Purchase Order and the other required documents, if any, as specified above and a confirmation that the Basket Amount has been Delivered for each Basket, the Administrative Trustee, subject to the terms and conditions of this Agreement, shall Deliver to, or as directed by, the Depositor the number of Baskets issuable in respect of such Delivery as requested in the corresponding Purchase Order, but only upon payment to the Administrative Trustee of the fees and expenses of the Administrative Trustee as provided in Section 5.12(a) and of all taxes and governmental charges and fees payable in connection with such Delivery, the transfer of the CERFs, Short-Term Securities or cash and the issuance and Delivery of the Baskets.

Section 2.7 Registration and Registration of Transfer of Shares; Combination and Split-up of Certificates. (a) The Administrative Trustee shall keep or cause to be kept a register of Registered Owners and shall provide for the registration of Shares and the registration of transfers of Shares.

(b) The Administrative Trustee, subject to the terms and conditions of this Agreement, shall register transfers of ownership of Shares on its transfer books from time to time upon any Surrender of a Certificate evidencing such Shares by the Registered Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America. Thereupon, the Administrative Trustee shall execute a new Certificate or Certificates evidencing such Shares, and deliver the same to or upon the order of the Person entitled thereto.

(c) The Administrative Trustee, subject to the terms and conditions of this Agreement, shall, upon Surrender of a Certificate or Certificates for the purposes of effecting a split-up or combination of that Certificate or Certificates, execute and deliver one or more new Certificates evidencing those Shares.

(d) The Administrative Trustee may, with the written approval of the Sponsor (which approval shall not be unreasonably withheld), appoint one or more co-transfer agents for the purpose of effecting registration of transfers of Shares and combinations and split-ups of Certificates at designated transfer offices on behalf of the Administrative Trustee. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Registered Owners or Persons entitled to Shares and will be entitled to protection and indemnity to the same extent as the Administrative Trustee.

Section 2.8 Redemption of Shares and Withdrawal of Trust Property. Upon Surrender by an Authorized Participant of any integral number of Baskets for the purpose of withdrawal of the amount of Trust Property represented thereby, and upon payment of the fee of the Administrative Trustee in connection with the Surrender of Shares as provided in Section 5.12(a) and payment of all taxes and charges payable in connection with such Surrender and withdrawal of Trust Property, and subject to the terms and conditions of this Agreement, including Section 2.9, such Baskets shall be redeemed by the Trust, and such Authorized Participant, as, or acting on authority of, the Registered Owner of those Shares will be entitled to Delivery, in accordance with the provisions of this Agreement, as supplemented by any procedures attached to an applicable Authorized Participant Agreement, to the extent those procedures are consistent with this Agreement, of the Basket Amounts corresponding to such Baskets on the applicable Order Date (determined as provided below). Authorized Participants wishing to so redeem one or more Baskets must place a written order with the Administrative Trustee (a “Redemption Order”). Redemption Orders received by the Administrative Trustee prior to the Order Cutoff Time on a Business Day will have that Business Day as the Order Date. Redemption Orders received by the Administrative Trustee on or after the Order Cutoff Time on a Business Day, or on a day that is not a Business Day, will have the next Business Day as the Order Date.

Section 2.9 Limitations on Issuance and Delivery, Registration of Transfer and Surrender of Shares. (a) As a condition precedent to the Delivery, registration of transfer, split-up, combination or Surrender of any Shares or withdrawal of any Trust Property, the Administrative Trustee or the Registrar may require payment from the Depositor or the Authorized Participant Surrendering the Shares of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to any securities being withdrawn) and payment of any applicable fees as herein provided, may require the production of proof satisfactory to it as to the identity and genuineness of any signature or other information that it deems to be necessary and may also require compliance with any regulations the Administrative Trustee may establish consistent with the provisions of this Agreement, including this Section 2.9.

(b) The issuance and Delivery of Shares against Delivery of CERFs, Short-Term Securities or cash, the registration of transfer of Shares or the Surrender of Shares for the purpose of withdrawal of Trust Property may be suspended generally, or refused with respect to particular requested Deliveries or Surrenders, during any period in which the transfer books of the Administrative Trustee are closed or if any such action is deemed to be necessary or advisable by the Administrative Trustee or the Sponsor for any reason at any time or from time to time.

Section 2.10 Lost Certificates, Etc. The Administrative Trustee shall execute and deliver a new Certificate of like tenor in exchange and substitution for a mutilated Certificate upon cancellation thereof, or in lieu of and in substitution for a destroyed, lost or stolen Certificate, if the Registered Owner thereof has (a) filed with the Administrative Trustee (i) a request for such execution and delivery before the Administrative Trustee has notice that the Shares evidenced by the Certificate have been acquired by a protected purchaser and (ii) a sufficient indemnity bond, and (b) satisfied any other reasonable requirements imposed by the Administrative Trustee.

Section 2.11 Cancellation and Destruction of Surrendered Certificates. All Certificates Surrendered to the Administrative Trustee shall be canceled by the Administrative Trustee. The Administrative Trustee is authorized to destroy Certificates so canceled.

Section 2.12 Splits and Reverse Splits of Shares. (a) If requested in writing by the Sponsor, the Administrative Trustee shall effect a split or reverse split of the Shares as of a record date set by the Administrative Trustee in accordance with procedures determined by the Administrative Trustee.

(b) The Administrative Trustee is not required to distribute any fraction of a Share in connection with a split or reverse split of the Shares. The Administrative Trustee may sell the aggregated fractions of Shares that would otherwise be distributed in a split or reverse split of the Shares or liquidate the amount of Trust Property that would be represented by those Shares and distribute the net proceeds of those Shares or that Trust Property to the Registered Owners entitled to such proceeds. The amount of Trust Property represented by each Share, the number of Shares comprising a Basket and the Basket Amount shall be adjusted as appropriate as of the open of business on the Business Day following the record date for a split or reverse split of the Shares.

ARTICLE III

CERTAIN OBLIGATIONS OF REGISTERED OWNERS

Section 3.1 Liability of Registered Owner for Taxes and Other Governmental Charges. If any tax or other governmental charge shall become payable by the Administrative Trustee with respect to any transfer or redemption of Shares, such tax or other governmental charge shall be payable by the Registered Owner of such Shares to the Administrative Trustee. The Administrative Trustee shall refuse to effect any registration of transfer of such Shares or any withdrawal of Trust Property represented by such Shares until such payment is made and may withhold any distributions, or may sell for the account of the Registered Owner thereof Trust Property or Shares, and may apply such distributions or the proceeds of any such sale in payment of such tax or other governmental charge, and the Registered Owner of such Shares shall remain liable for any deficiency. The Administrative Trustee shall distribute any net proceeds of a sale made under the preceding sentence that remain, after payment of the tax or other governmental charge, to the Registered Owners entitled thereto as in the case of a distribution in cash.

Section 3.2 Warranties on Delivery of Basket Amount. Every Depositor, at the time it Delivers CERFs, Short-Term Securities or cash under this Agreement, shall be deemed thereby to represent and warrant that (i) such CERFs, Short-Term Securities and/or cash meet the requirements to be a Basket Amount, (ii) such Depositor is duly authorized to make such Delivery, and (iii) the assets comprising such Basket Amount are free and clear of any lien, pledge, encumbrance, right, charge or claim (other than the rights created by this Agreement and, in respect of CERFs, the rights of the CME under its rules). All representations and warranties deemed to be made under this Section 3.2 shall survive the Delivery of a Basket Amount, Delivery or Surrender of Shares or termination of this Agreement.

ARTICLE IV

ADMINISTRATION OF THE TRUST

Section 4.1 Valuation of Trust Property. (a) On each Business Day on which the Exchange is open for regular trading, as soon as practicable after the close of regular trading of the Shares on the Exchange, the Administrative Trustee shall determine the Net Asset Value of the Trust and the Net Asset Value per Share as of such closing time. The Administrative Trustee will value the Trust Property based on the net asset value of the Investing Pool as determined and transmitted in a report delivered to the Trust by or on behalf of the Manager on each such Business Day, unless the Administrative Trustee determines that such method of valuation is not appropriate as a basis for valuation of the Trust Property, in which case the Administrative Trustee will determine an alternative basis for valuation of the Trust Property. Neither the Administrative Trustee nor the Sponsor shall be liable to any Person for the determination that the most recently communicated net asset value of the Investing Pool is not appropriate as a basis for valuation of the Trust Property or for any determination as to the alternative basis for valuation; provided that such determination is made in good faith.

(b) Upon receipt by the Administrative Trustee of the Manager’s determination of the net asset value of the Investing Pool, the Administrative Trustee shall subtract all accrued expenses and other liabilities of the Trust from the total value of its Investing Pool Interests and all other assets of the Trust, in each case as of the time of calculation. The resulting figure is the “Net Asset Value of the Trust.” The Administrative Trustee shall divide the Net Asset Value of the Trust by the number of Shares outstanding as of the time of the calculation, which figure is the “Net Asset Value per Share.” All fees, expenses and other liabilities of the Trust that are or will be incurred or accrued through the close of business on a Business Day shall be included in the calculations required by this Section 4.1(b) for that Business Day. Shares deliverable under a Purchase Order shall be considered to be outstanding for purposes of the calculations required by this Section 4.1(b) beginning on the Order Date. Shares deliverable under a Redemption Order shall not be considered to be outstanding for purposes of the calculations required by this Section 4.1(b) on and after the Order Date.

Section 4.2 Responsibility of the Administrative Trustee for Determinations. The Sponsor shall have no responsibility for the accuracy of any determination of any amount made by the Administrative Trustee. The determinations made by the Administrative Trustee under this Agreement shall be made in good faith upon the basis of, and the Administrative Trustee shall not be liable for any errors contained in, information reasonably available to it. The Administrative Trustee shall be under no liability to the Sponsor, or to the Depositors, the Registered Owners or the Beneficial Owners, for errors in judgment; provided, however, that this provision shall not protect the Administrative Trustee against any liability to which it would otherwise be subject by reason of negligence or bad faith in the performance of its duties.

Section 4.3 Cash Distributions. Whenever the Administrative Trustee distributes any cash, the Administrative Trustee shall distribute the amount available for distribution to the Registered Owners entitled thereto, in proportion to the number of Shares held by them respectively. The Administrative Trustee shall distribute only such amount, however, as can be distributed without attributing to any Registered Owner a fraction of one cent. Any such fractional amounts shall be rounded down to the nearest whole cent.

Section 4.4 Other Distributions. Whenever the Administrative Trustee receives any property in respect of Trust Property other than cash (including any claim that accrues in favor of the Trust on account of any loss of Investing Pool Interests or other Trust Property), the Administrative Trustee shall cause the securities or other property received by it to be distributed to the Registered Owners entitled thereto, in proportion to the number of Shares held by them respectively, after deduction or upon payment of the expenses of the Administrative Trustee, in any manner that the Administrative Trustee may deem to be lawful, equitable and feasible for accomplishing such distribution; provided, however, that if in the opinion of the Administrative Trustee such distribution cannot be made proportionately among the Registered Owners entitled thereto, or if for any other reason (including any requirement that the Administrative Trustee withhold an amount on account of taxes or other governmental charges or that securities must be registered under the Securities Act in order to be distributed to the Registered Owners) the Administrative Trustee deems such distribution not to be lawful and feasible, the Administrative Trustee shall adopt such method as it deems to be lawful, equitable and feasible for the purpose of effecting such distribution, after deduction or upon payment of the expenses of the Administrative Trustee, including the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Administrative Trustee to the Registered Owners entitled thereto as in the case of a distribution received in cash.

Section 4.5 Fixing of Record Date. Whenever any distribution will be made, or whenever the Administrative Trustee receives notice of any solicitation of proxies or consents from Registered Owners, or whenever for any reason there is a split, reverse split or other change in the outstanding Shares, or whenever the Administrative Trustee shall find it necessary or convenient in respect of any matter, the Administrative Trustee, in consultation with the Sponsor, shall fix a record date for the determination of the Registered Owners who shall be (a) entitled to receive such distribution or the net proceeds of the sale thereof, (b) entitled to give such proxies or consents in respect of any such solicitation or (c) entitled to act in respect of any other matter for which the record date was set.

Section 4.6 Payment of Expenses; Sales of Trust Property. (a) The following charges are or may be accrued and paid by the Trust:

(1) any expenses of the Trust not assumed by the Sponsor pursuant to Section 5.7(f);

(2) any taxes and other governmental charges that may fall on the Trust or the Trust Property;

(3) any expenses of any extraordinary services performed by the Administrative Trustee or the Sponsor on behalf of the Trust or expenses of any action taken by the Administrative Trustee or the Sponsor to protect the Trust or the interests of Registered Owners or the Beneficial Owners; and

(4) any indemnification of the Sponsor as provided in Section 5.11(d).

(b) The Administrative Trustee shall, when directed by the Sponsor, sell or liquidate Trust Property in such quantity and at such times as may be necessary to permit payment of expenses under this Agreement. Neither the Administrative Trustee nor the Sponsor shall have any liability for loss or depreciation resulting from sales of Investing Pool Interests so made. The Administrative Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale made pursuant to the Sponsor’s direction or otherwise in accordance with this Section 4.6.

(c) If, at any time and from time to time, the Administrative Trustee determines that the amount of cash included in the Trust Property exceeds the reasonably anticipated expenses of the Trust, the Administrative Trustee may, at the direction of the Sponsor, distribute the excess cash to the Registered Owners under Section 4.3 or contribute it to the Investing Pool for an increase in the Trust’s Investing Pool Interests. The Trust shall have no obligation to make any such distribution, or any other periodic distributions to the Registered Owners.

Section 4.7 Statements and Reports. (a) After the end of each fiscal year and within the time period required by applicable laws, rules and regulations, at the Sponsor’s expense, the Administrative Trustee shall send to the Registered Owners at the end of such fiscal year an annual report of the Trust containing financial statements that will be prepared by the Administrative Trustee and audited by independent accountants designated by the Sponsor and such other information as may be required by such laws, rules and regulations or otherwise, or which the Sponsor determines shall be included. The Administrative Trustee may distribute the annual report by any means acceptable to such Registered Owners.

(b) The Administrative Trustee shall provide the Sponsor with such certifications, supporting documents and other evidence regarding the internal control over financial reporting established and maintained by the Trust, and used by the Administrative Trustee in connection with its preparation of the financial statements of the Trust, as may be reasonably necessary in order to enable the Sponsor to prepare and file or furnish to the SEC any certifications regarding such matters that may be required to be included with the Trust’s periodic reports under the Exchange Act.

Section 4.8 Further Provisions for Sales of Trust Property. In addition to selling Trust Property in accordance with Section 4.6, the Administrative Trustee shall sell Trust Property whenever either or both of the following conditions exist:

(1) the Sponsor has notified the Administrative Trustee that such sale is required by applicable law or regulation; or

(2) this Agreement has been terminated and the Trust Property is to be liquidated in accordance with Section 6.2.

The Administrative Trustee and the Sponsor shall not be liable or responsible in any way for depreciation or loss incurred by reason of any sale made pursuant to this Section 4.8.

Section 4.9 Counsel. The Sponsor may, from time to time, employ counsel to act on behalf of the Trust and perform any legal services in connection with the Trust Property and the Trust, including any legal matters relating to the possible disposition or acquisition of any Investing Pool Interests or the Delivery of any CERFs or Short-Term Securities. The fees and expenses of such counsel shall be paid by the Sponsor; provided, however, that the Sponsor shall not be responsible for the payment of any such fees and expenses in excess of $100,000 annually.

Section 4.10 Tax Matters. (a) The Administrative Trustee, at its expense, shall prepare or cause to be prepared all federal, state, and local tax returns of the Trust for each year for which such returns are required to be filed and shall file or cause such returns to be timely filed and shall timely pay (or cause to be timely paid) any tax, assessment or other governmental charge owing with respect to the Trust out of Trust Property. The Administrative Trustee shall promptly notify the Sponsor if it becomes aware that any tax, assessment or other governmental charge is due or claimed to be due with respect to the Trust. The Administrative Trustee shall deliver or cause to be delivered to each Beneficial Owner, and the broker or nominee through which a Beneficial Owner owns its Shares, a Form K-1 and such other information, if any, with respect to the Trust as may be necessary for the preparation of the federal income tax or information returns of such Beneficial Owner (which information shall be consistent with any information provided to the Trust by the Investing Pool) including a statement showing each Beneficial Owner’s share of income, gain, loss, expense, deductions and credits for such fiscal year for federal income tax purposes as soon as practicable following each fiscal year but generally not later than March 15. The Administrative Trustee shall provide the Sponsor with a copy of such documents promptly after such filing or furnishing. If not already obtained, the Administrative Trustee shall obtain a taxpayer identification number for the Trust. The Trust hereby indemnifies, to the full extent permitted by law, the Administrative Trustee from and against any damages or losses (including attorneys’ fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities under this Section 4.10(a), to the extent that such action taken or omitted to be taken does not constitute fraud, negligence or misconduct. Each Beneficial Owner agrees that it shall not, except as required by applicable law, (i) treat, on its own income or information tax returns or any information returns that it provides to any Beneficial Owner, or to any broker or nominee through which the Beneficial Owner owns its Share, any item of income, gain, loss, deduction, credit, basis or any other tax item relating to its Shares in a manner inconsistent with the treatment of such items by the Trust as reflected on the Form K-1 or other information statement furnished to such Beneficial Owner pursuant to this Section 4.10(a), or (ii) file any claim for a refund relating to any such item based on, or which would result in, such inconsistent treatment.

(b) The parties hereto and, by its acceptance or acquisition of a Share or a beneficial interest therein, a Beneficial Owner and the broker or nominee through which the Beneficial Owner owns its Share (i) agree to furnish the Sponsor and the Administrative Trustee with such representations, forms, documents or information as may be necessary to enable the Trust and the Investing Pool to comply with their U.S. federal income tax reporting obligations in respect of such Share and to allow the Trust and the Investing Pool to make the basis adjustments permitted by Section 754 of the Code, including information regarding such Beneficial Owner’s secondary market transactions in Shares, as well as creations or redemptions of Shares and including information required by Treasury Regulations Section 1.6031(c)-1T and any successor thereto and (ii) direct brokers and nominees to report to the Administrative Trustee the Beneficial Owner’s name and address and such other information as may be reasonably requested by the Administrative Trustee for purposes of complying with the Trust’s or the Investing Pool’s U.S. federal income tax reporting obligations or as necessary to allow the Trust or the Investing Pool to make the basis adjustments permitted by Section 754 of the Code, including information required by Treasury Regulations Section 1.6031(c)-1T and any successor thereto.

(c) Except as provided herein, the Administrative Trustee may, in its sole discretion, cause the Trust to make, or refrain from making, any income or other tax elections that the Administrative Trustee reasonably deems necessary or advisable, including, but not limited to, an election pursuant to Section 754 of the Code. The Administrative Trustee intends to make the election under Section 754 of the Code. The Beneficial Owners recognize and intend that the Trust will be classified as a partnership for U.S. income tax purposes, and will not cause the Trust to make an election to be treated as an association taxable as a corporation for U.S. federal income tax purposes pursuant to Treasury Regulations Section 301.7701-3, or any successor provision, or a similar election under any analogous provision for purposes of state or local law. To the extent necessary, the Trust or the Beneficial Owners (as appropriate) will make any election necessary to obtain treatment consistent with the foregoing.

(d) If the Trust makes an election pursuant to Section 754 of the Code, the Beneficial Owners agree that the basis of Shares and property of the Trust shall be determined taking into account the provisions of Sections 734(b) and 743(b) of the Code, and except as required by applicable law the Beneficial Owners shall report the basis of their Shares or any property of the Trust distributed to the Beneficial Owners or their agents in a redemption as equal to the basis reported by the Trust or its agents to such Beneficial Owners. The Beneficial Owners acknowledge that, to the extent any Beneficial Owner is subject to the mark-to-market rules of Section 475 of the Code, the basis of Shares and of any property of the Trust, including property distributed to a Beneficial Owner in a redemption, shall be determined, including for purposes of Sections 734(b) and 743(b) of the Code, by treating such mark-to-market as having no effect on such basis.

(e) Each Beneficial Owner acknowledges that the Trust may report gain or loss and other tax items, including the allocation of basis and adjustments to basis, in reliance upon the assumption that any redemption of a Beneficial Owner’s Share is a distribution other than in liquidation of the Beneficial Owner’s Share (a “partial redemption”), unless it notifies the Trust or its agent prior to the receipt of CERFs and cash or Short-Term Securities that such distribution is in liquidation of the Beneficial Owner’s Share (a “complete redemption”). The Beneficial Owner agrees to notify the Trust or its agent within 5 Business Days of the receipt of CERFs, cash or Short-Term Securities of (i) any gain or loss arising from a redemption of a Share by the Beneficial Owner or its agent in exchange for such property, and (ii) any difference between the tax basis of such property on the books of the Trust immediately prior to the redemption, as such amount is reported to the Beneficial Owner or its agent, and the basis of the distributed property to the Beneficial Owner or its agent (such gain or loss or basis difference, “Section 734(b) items”) in a manner sufficient for the Trust to adjust the basis of undistributed property held by the Trust under Section 734(b) of the Code if the Trust makes an election pursuant to Section 754 of the Code. Each Beneficial Owner agrees to determine its basis for tax purposes in any property it or its agent receives from the Trust in consideration for a redemption of Shares by reference to the tax basis of such property on the books of the Trust immediately prior to the redemption, as such amount is reported to the Beneficial Owner or its agent by the Trust, subject to adjustment as required under Section 732 or other applicable law.

(f) The Trust shall comply with all applicable withholding and backup withholding tax requirements. The Trust shall request, and each Beneficial Owner shall provide to the Trust, and direct any broker or nominee through which the Beneficial Owner owns its Shares to provide to the Trust, such forms or other documentation as are necessary to establish an exemption from or reduction in withholding tax and backup withholding with respect to each Beneficial Owner, and any representations, forms and documents as shall reasonably be requested by the Trust to assist it in determining the extent of, and in fulfilling, its withholding and backup withholding tax obligations. The Trust shall file any required forms with applicable jurisdictions and, unless an exemption from withholding and backup withholding tax is properly established by a Beneficial Owner, shall remit amounts withheld with respect to the Beneficial Owner to the applicable tax authorities. To the extent that the Administrative Trustee reasonably believes that the Trust is required to withhold and pay over any amounts (including taxes, interest, penalties, assessments or additions to tax) to any tax authority with respect to distributions or allocations to any Beneficial Owner, and the Trust does withhold such amounts, the amounts withheld shall be treated as a distribution of cash to the Beneficial Owner in the amount of the withholding and shall thereby reduce the amount of cash or other property otherwise distributable to such Beneficial Owner. If an amount required to be withheld was not withheld, the Trust may reduce subsequent distributions by the amount of such required withholding. The consent of the Beneficial Owners shall not be required for any such withholding. In the event of any claimed over-withholding, Beneficial Owners shall be limited to an action against the applicable jurisdiction.

(g) By its acceptance of a beneficial interest in a Share, a Beneficial Owner waives all confidentiality rights, including all confidentiality rights provided by Section 3406(f) of the Code and Treasury Regulations Section 31.3406(f)-1, with respect to any representations, forms, documents or information, and any information contained in such representations, forms or documents, that the Beneficial Owner provides, or has previously provided, to any broker or nominee through which it owns its Shares, to the extent such representations, forms, documents or information may be necessary to (i) assist the Trust in complying with its withholding tax and backup withholding tax obligations pursuant to Section 4.10(f) of this Agreement or (ii) enable the Trust and the Investing Pool to comply with their U.S. federal income tax reporting obligations, or to allow the Trust and the Investing Pool to make the basis adjustments under Section 754 of the Code with respect to such Share, pursuant to Section 4.10(d) of this Agreement. Furthermore, the parties hereto, and by its acceptance of a beneficial interest in a

Share, a Beneficial Owner, acknowledge and agree that any broker or nominee through which a Beneficial Owner holds its Shares shall be a third party beneficiary to this Agreement for the purposes set forth in Sections 4.10(b), 4.10(f) and 4.10(g).

(h) The Administrative Trustee shall maintain all books, records and supporting documents that are necessary to comply with any and all aspects of its duties under this Agreement.

(i) The Sponsor shall act as the Tax Matters Partner and exercise any authority permitted the Tax Matters Partner under the Code and Treasury Regulations, and take whatever steps the Sponsor, in its reasonable discretion, deems necessary or desirable to perfect such designation, including filing any forms and documents with the Internal Revenue Service and taking such other action as may from time to time be required under Treasury Regulations.

ARTICLE V

THE ADMINISTRATIVE TRUSTEE AND THE SPONSOR

Section 5.1 Management of the Trust. Subject to the direction of the Sponsor pursuant to Section 5.3 and except as otherwise expressly provided in this Agreement, the Trust’s business shall be conducted by the Administrative Trustee in accordance with this Agreement. Except as otherwise provided in this Agreement, the Administrative Trustee shall have the power on behalf of and in the name of the Trust to carry out any and all of the objects and purposes of the Trust and to perform such acts and enter into and perform such contracts and other undertakings (including the sole power and discretion to vote or otherwise exercise the rights of the Trust under the Investing Pool Agreement) on behalf of the Trust that the Administrative Trustee may deem to be necessary, advisable or incidental thereto.

Section 5.2 Maintenance of Office and Transfer Books by the Administrative Trustee. (a) Until termination of this Agreement in accordance with its terms, the Administrative Trustee shall maintain facilities for the execution and Delivery, registration, registration of transfers and Surrender of Shares in accordance with the provisions of this Agreement.

(b) The Administrative Trustee shall keep books for the registration of Shares and registration of transfers of Shares, which, at all reasonable times, shall be open for inspection by the Registered Owners.

(c) The Administrative Trustee may, and at the reasonable written request of the Sponsor shall, close the transfer books at any time or from time to time if such action is deemed to be necessary or advisable in the reasonable judgment of the Administrative Trustee or the Sponsor.

(d) If any Shares are listed on one or more stock exchanges in the United States, the Administrative Trustee shall act as Registrar or, with the written approval of the Sponsor (which approval shall not be unreasonably withheld), appoint a registrar or one or more co-registrars for registry of such Shares in accordance with any requirements of such exchange or exchanges.

Section 5.3 Authority of the Sponsor. Pursuant to Section 3806(b)(7) of the Act, the Sponsor is hereby granted the exclusive authority to direct the actions of the Administrative Trustee in the management of the Trust (including, without limitation, pursuant to any Authorized Participant Agreement) and to perform the Sponsor’s obligations and exercise its rights under this Agreement. Without limiting the foregoing, the Sponsor shall have the authority to execute and deliver the Investing Pool Agreement and the Distribution Agreement and any amendment thereto on behalf of the Trust and the Trust is authorized and shall have the power and authority to enter into such agreements and perform its obligations thereunder.

Section 5.4 Prevention or Delay in Performance by the Sponsor or the Administrative Trustee. Neither the Sponsor nor the Administrative Trustee nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Registered Owner, Beneficial Owner, Authorized Participant or Depositor if, by reason of any provision of any present or future law or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Sponsor or the Administrative Trustee is prevented or forbidden from, or would be subject to any civil or criminal penalty on account of, or is delayed in, doing or performing any act or thing that, by the terms of this Agreement, it is provided shall be done or performed, and, accordingly, the Sponsor or the Administrative Trustee does not do that thing or does that thing at a later time than would otherwise be required. Neither the Sponsor nor the Administrative Trustee will incur any liability to any Registered Owner or Beneficial Owner, Authorized Participant or Depositor by reason of any non-performance or delay in the performance of any act or thing that, by the terms of this Agreement, it is provided may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Agreement.

Section 5.5 Liability of Covered Persons. A Covered Person shall have no liability to the Trust or to any Registered Owner, Beneficial Owner, Authorized Participant, Depositor or to any other Covered Person for any loss suffered by the Trust that arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust and such course of conduct did not constitute negligence (or, in the case of the Delaware Trustee, gross negligence) or bad faith of such Covered Person. Subject to the foregoing, no Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Registered Owner, Beneficial Owner, Authorized Participant, Depositor or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to this Agreement shall be made solely from the assets of the Trust without any rights of contribution from any Covered Person. A Covered Person shall not be liable for the conduct or misconduct of any delegatee selected by the Administrative Trustee pursuant to Section 5.8 of this Agreement; provided, however, that in the case of the Administrative Trustee the foregoing shall only apply if the Administrative Trustee made such selection with reasonable care.

Section 5.6 Fiduciary Duty. (a) To the extent that, at law or in equity, the Administrative Trustee or the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Registered Owners, the Beneficial Owners, the Authorized Participants, the Depositors or any other Person, the Administrative Trustee and the Sponsor acting under this Agreement shall not be liable to the Trust, the Registered Owners, the

Beneficial Owners, the Authorized Participants, the Depositors or any other Person for its good faith reliance on the provisions of this Agreement subject to the standard of care in Section 5.5. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the Administrative Trustee or the Sponsor otherwise existing at law or in equity are agreed by the parties hereto to replace such other duties and liabilities of the Administrative Trustee and the Sponsor.

(b) Unless otherwise expressly provided herein:

(i) whenever a conflict of interest exists or arises between the Administrative Trustee, the Sponsor or any of their respective Affiliates, on the one hand, and the Trust or any Registered Owner, Beneficial Owner, Authorized Participant, Depositor or other Person, on the other hand; or

(ii) whenever this Agreement or any other agreement contemplated herein provides that the Administrative Trustee or the Sponsor shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any Registered Owner, Beneficial Owner, Authorized Participant, Depositor or other Person, the Administrative Trustee and the Sponsor, respectively, shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Administrative Trustee or the Sponsor, the resolution, action or terms so made, taken or provided by the Administrative Trustee or the Sponsor shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of the Administrative Trustee or the Sponsor at law or in equity or otherwise.

(c) Notwithstanding any other provision of this Agreement or of applicable law, whenever in this Agreement the Administrative Trustee or the Sponsor is permitted or required to make a decision

(i) in its “discretion” or under a grant of similar authority, the Administrative Trustee or the Sponsor shall be entitled to consider such interests and factors as it desires, including its own interests, and, to the fullest extent permitted by applicable law, shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust, any Registered Owner, any Beneficial Owner, any Authorized Participant, any Depositor or any other Person; or

(ii) in its “good faith” or under another express standard, the Administrative Trustee or the Sponsor shall act under such express standard and shall not be subject to any other or different standard.

(d) The Administrative Trustee, the Sponsor and any of their respective Affiliates may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust, and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to the Administrative Trustee or the Sponsor. If the Administrative Trustee or the Sponsor acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust, it shall have no duty to communicate or offer such opportunity to the Trust, and the Administrative Trustee and the Sponsor shall not be liable to the Trust or to the Registered Owners, the Beneficial Owners, the Authorized Participants or the Depositors for breach of any fiduciary or other duty by reason of the fact that the Administrative Trustee or the Sponsor pursues or acquires for, or directs such opportunity to, another Person or does not communicate such opportunity or information to the Trust. Neither the Trust nor any Registered Owner, Beneficial Owner, Authorized Participant or Depositor shall have any rights or obligations by virtue of this Agreement or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Trust, shall not be deemed to be wrongful or improper. Except to the extent expressly provided herein, the Administrative Trustee and the Sponsor may engage or be interested in any financial or other transaction with the Trust, the Registered Owners, the Beneficial Owners, the Authorized Participants, the Depositors or any Affiliate of the Trust or the Beneficial Owners.

Section 5.7 Obligations of the Sponsor and the Administrative Trustee. (a) Neither the Sponsor nor the Administrative Trustee assumes any obligation nor shall either of them be subject to any liability under this Agreement to any Registered Owner or Beneficial Owner, Authorized Participant or Depositor (including liability with respect to the worth of the Trust Property), except that each of them agrees to perform its obligations specifically set forth in this Agreement without negligence or bad faith.

(b) Neither the Sponsor nor the Administrative Trustee shall be under any obligation to prosecute any action, suit or other proceeding in respect of any Trust Property or in respect of the Shares on behalf of a Registered Owner, Beneficial Owner, Authorized Participant, Depositor or other Person.

(c) Neither the Sponsor nor the Administrative Trustee shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any Depositor, any Registered Owner or any other person believed by it in good faith to be competent to give such advice or information.

(d) The Administrative Trustee shall not be liable for any acts or omissions made by a successor Administrative Trustee, whether in connection with a previous act or omission of the Administrative Trustee or in connection with any matter arising wholly after the resignation of the Administrative Trustee; provided that in connection with the issue out of which such potential liability arises the Administrative Trustee performed its obligations without negligence or bad faith while it acted as Administrative Trustee.

(e) The Administrative Trustee and the Sponsor shall have no obligation to comply with any direction or instruction from any Registered Owner or Beneficial Owner, Authorized Participant or Depositor regarding Shares except to the extent specifically provided in this Agreement.

(f) The Sponsor shall be responsible for the following administrative, operational and marketing expenses of the Trust: (i) the fees of the Administrative Trustee, the Trust Administrator and Processing Agent, (ii) listing fees of the Exchange, (iii) printing and mailing costs, (iv) audit fees, (v) tax reporting costs, (vi) license fees and (vii) up to $100,000 annually in legal expenses. The Sponsor shall also pay the costs of the Trust’s organization and initial sale of Shares by the Initial Purchaser, including applicable SEC registration fees.

Section 5.8 Delegation of Obligations of the Administrative Trustee. The Administrative Trustee may at any time delegate all or a portion of its duties and obligations under this Agreement to another entity, including the trust administrator, without the consent of the Sponsor, the Delaware Trustee, any Registered Owner and any Beneficial Owner. The Administrative Trustee may terminate such other entity at any time and is not required to appoint a replacement therefor.

Section 5.9 Resignation or Removal of the Administrative Trustee; Appointment of Successor Administrative Trustee. (a) The Administrative Trustee may at any time resign as Administrative Trustee hereunder by written notice of its election so to do, delivered to the Sponsor, and such resignation shall take effect upon the appointment of a successor Administrative Trustee and its acceptance of such appointment as hereinafter provided.

(b) The Sponsor may remove the Administrative Trustee in its discretion by written notice delivered to the Administrative Trustee in the manner provided in Section 7.4 at any time after the first anniversary of the date of this Agreement. If at any time the Administrative Trustee ceases to be a Qualified Bank or is in material breach of its obligations under this Agreement and the Administrative Trustee fails to cure such breach within thirty (30) days after receipt by the Administrative Trustee of written notice from the Sponsor, or Registered Owners acting on behalf of at least 25% of the outstanding Shares, specifying such default and requiring the Administrative Trustee to cure such default, the Sponsor may remove the Administrative Trustee by written notice delivered to the Administrative Trustee in the manner provided in Section 7.4, and such removal shall take effect upon the appointment of a successor Administrative Trustee and its acceptance of such appointment as hereinafter provided.

(c) If the Administrative Trustee acting hereunder resigns or is removed, the Sponsor shall use its reasonable efforts to appoint a successor Administrative Trustee, which shall be a Qualified Bank. Every successor Administrative Trustee shall execute and deliver to its predecessor and to the Sponsor an instrument in writing accepting its appointment hereunder, and thereupon such successor Administrative Trustee, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due to it and on the written request of the Sponsor, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Trust Property to such successor and shall deliver to such successor a list of the Registered Owners of all outstanding Shares. The Sponsor or any such successor Administrative Trustee shall promptly mail notice of the appointment of such successor Administrative Trustee to the Registered Owners.

(d) Any corporation into which the Administrative Trustee may be merged, consolidated or converted in a transaction in which the Administrative Trustee is not the surviving corporation shall be the successor of the Administrative Trustee without the execution or filing of any document or any further act. During the 90-day period following the effectiveness of a merger, consolidation or conversion described in the immediately preceding sentence, the Sponsor may, by written notice to the Administrative Trustee, remove the Administrative Trustee and designate a successor Administrative Trustee in compliance with the provisions of Section 5.9(c).

Section 5.10 Custodians. The Administrative Trustee may at any time appoint one or more custodians (each, a “Custodian”) to hold assets of the Trust, without the consent of any Registered Owner and any Beneficial Owner. The Administrative Trustee may terminate any such Custodian at any time and is not required to appoint a replacement therefor.

Section 5.11 Indemnification. (a) The Sponsor shall indemnify the Administrative Trustee, its directors, employees, delegates and agents (the “Administrative Trustee Indemnified Persons”) against, and hold each of them harmless from, any loss, liability, cost, expense or judgment (including the reasonable fees and expenses of counsel) (collectively, “Indemnified Amounts”) that is incurred by any of them and that arises out of or is related to (i) any offer or sale by the Trust of Baskets under this Agreement, (ii) acts performed or omitted pursuant to the provisions of this Agreement, as the same may be amended, modified or supplemented from time to time, (A) by an Administrative Trustee Indemnified Person or (B) by the Sponsor or (iii) any filings with or submissions to the SEC in connection with or with respect to the Shares (which, by way of illustration and not by way of limitation, include any registration statement and any amendments or supplements thereto filed with the SEC or any periodic reports or updates that may be filed under the Exchange Act or any failure to make any filings with or submissions to the SEC that are required to be made in connection with or with respect to the Shares), except that the Sponsor shall not have any obligations under this Section 5.11(a) to pay any Indemnified Amounts incurred as a result of and attributable to (x) the negligence or bad faith of, or material breach of the terms of this Agreement by, the Administrative Trustee, (y) information furnished in writing by the Administrative Trustee to the Sponsor expressly for use in the registration statement, or any amendment thereto, filed with the SEC relating to the Shares that is not materially altered by the Sponsor or (z) any misrepresentations or omissions made by a Depositor (other than the Sponsor) in connection with such Depositor’s offer and sale of Shares.

(b) The Administrative Trustee shall indemnify the Sponsor, its directors, employees and agents against, and hold each of them harmless from, any Indemnified Amounts (i) caused by the negligence or bad faith of the Administrative Trustee or (ii) arising out of any information furnished in writing to the Sponsor by the Administrative Trustee expressly for use in the registration statement, or any amendment thereto or periodic report, filed with the SEC relating to the Shares that is not materially altered by the Sponsor.

(c) If the indemnification provided for in Section 5.11(a) or (b) is unavailable or insufficient to hold harmless the indemnified party under Section 5.11(a) or (b) above, then the indemnifying party shall contribute to the Indemnified Amounts referred to in Section 5.11(a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Sponsor on the one hand and the Administrative Trustee on the other hand from the offering of the Shares which are the subject of the action or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Sponsor on the one hand and the Administrative Trustee on the other hand in connection with the action, statement or omission that resulted in such Indemnified Amount, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact from which the action arises relates to information supplied by the Sponsor or the Administrative Trustee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission or the act or omission from which the action arises. The amount of Indemnified Amounts referred to in the first sentence of this Section 5.11(c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim that is the subject of this Section 5.11.

(d) The Sponsor and its shareholders, directors, officers, employees, affiliates (as such term is defined under the Securities Act) and subsidiaries (each, a “Sponsor Indemnified Party”) shall be indemnified from the Trust and held harmless against any loss, liability or expense arising out of or in connection with the performance of its obligations under this Agreement or any actions taken in accordance with the provisions of this Agreement and incurred without (1) negligence, bad faith, willful misconduct or willful malfeasance on the part of such Sponsor Indemnified Party or (2) reckless disregard on the part of such Sponsor Indemnified Party of its obligations and duties under this Agreement. Such indemnity shall include payment from the Trust of the costs and expenses incurred by such Sponsor Indemnified Party in defending itself against any claim or liability in its capacity as Sponsor. Any amounts payable to a Sponsor Indemnified Party under this Section 5.11(d) may be payable in advance or shall be secured by a lien on the Trust. The Sponsor may, in its discretion, undertake any action that it may deem to be necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and the interests of the Registered Owners and, in such event, the legal expenses and costs of any such actions shall be expenses and costs of the Trust, and the Sponsor shall be entitled to be reimbursed therefor by the Trust.

(e) If an action, proceeding (including, but not limited to, any governmental investigation), claim or dispute (collectively, a “Proceeding”) in respect of which indemnity may be sought by either party is brought or asserted against the other party, the party seeking indemnification (the “Indemnitee”) shall promptly (and in no event more than seven (7) days after receipt of notice of such Proceeding) notify the party obligated to provide such indemnification (the “Indemnitor”) of such Proceeding. The failure of the Indemnitee to so notify the Indemnitor shall not impair the Indemnitee’s ability to seek indemnification from the Indemnitor (but only for costs, expenses and liabilities incurred after such notice) unless such failure adversely affects the Indemnitor’s ability to adequately oppose or defend such Proceeding. Upon receipt of such notice from the Indemnitee, the Indemnitor shall be entitled to participate in such Proceeding and, to the extent that it shall so desire and provided no conflict of interest exists as specified in clause (i) below and there are no other defenses available to Indemnitee as specified in clause (iii) below, to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee (in which case all attorney’s fees and expenses shall be borne by the Indemnitor, and the Indemnitor shall in good faith defend the Indemnitee). The

Indemnitee shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but, in such case, no fees and expenses of such counsel shall be borne by the Indemnitor unless such fees and expenses are otherwise required to be indemnified under Section 5.11(a), (b) or (d), as applicable, and (i) there is such a conflict of interest between the Indemnitor and the Indemnitee as would preclude, in compliance with the ethical rules in effect in the jurisdiction in which the Proceeding was brought, one lawyer from representing both parties simultaneously, (ii) the Indemnitor fails, within the earlier of (x) twenty (20) days following receipt of notice of the Proceeding from the Indemnitee or (y) seven (7) days prior to the date the first response or appearance is required to be made in such Proceeding, to assume the defense of such Proceeding with counsel reasonably satisfactory to the Indemnitee or (iii) there are legal defenses available to Indemnitee that are different from or are in addition to those available to the Indemnitor. No compromise or settlement of such Proceeding may be effected by either party without the other party’s consent unless (m) there is no finding or admission of any violation of law and no effect on any other claims that may be made against such other party and (n) the sole relief provided is monetary damages that are paid in full by the party seeking the settlement. Neither party shall have any liability with respect to any compromise or settlement effected without its consent, which shall not be unreasonably withheld. The Indemnitor shall have no obligation to indemnify and hold harmless the Indemnitee from any loss, expense or liability incurred by the Indemnitee as a result of a default judgment entered against the Indemnitee unless such judgment was entered after the Indemnitor agreed, in writing, to assume the defense of such Proceeding.

Section 5.12 Charges of Administrative Trustee. (a) Each Depositor and each Person Surrendering Baskets for the purpose of withdrawing Trust Property shall pay to the Administrative Trustee a transaction fee of $6.50 per Basket multiplied by the number of CERFs in the Basket Amount (or such other fee as the Sponsor and Administrative Trustee may establish from time to time and notify to all Authorized Participants in accordance with their respective Authorized Participant Agreements) for the Delivery of Shares pursuant to Section 2.6 and the Surrender of Baskets pursuant to Section 2.8 or 6.2(b).

(b) The Administrative Trustee is entitled to receive from the Sponsor fees for its services and reimbursement for its out-of-pocket expenses in accordance with written agreements between the Sponsor and the Administrative Trustee.

(c) The Administrative Trustee is entitled to charge the Trust for all expenses and disbursements incurred by it under Section 5.16(a) or that are of the type described in Section 4.6(a)(2) or (3) (including the fees and disbursements of its legal counsel), except that the Administrative Trustee is not entitled to charge the Trust for (i) expenses and disbursements incurred by it prior to the commencement of trading of Shares on the Exchange and (ii) fees of agents for performing services the Administrative Trustee is required to perform under this Agreement.

Section 5.13 Retention of Trust Documents. The Administrative Trustee is authorized to destroy those documents, records, bills and other data compiled during the term of this Agreement at the times permitted by the laws or regulations governing the Administrative Trustee, unless the Sponsor reasonably requests the Administrative Trustee in writing to retain those items for a longer period.

Section 5.14 Federal Securities and Commodities Law Filings. (a) The Sponsor has prepared and filed a registration statement with the SEC and shall (i) take such action as is necessary to qualify the Shares for offering and sale under the federal securities laws of the United States, including the preparation and filing of amendments and supplements to such registration statement, and, if the Sponsor so determines, under the laws of any other relevant jurisdiction, (ii) promptly notify the Administrative Trustee of any amendment or supplement to the registration statement or prospectus, of any order preventing or suspending the use of any prospectus, of any request to amend or supplement the registration statement or prospectus or if any event or circumstance occurs that is known to the Sponsor as a result of which the registration statement or prospectus, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) provide the Administrative Trustee with copies, including copies in electronic form, of the prospectus, as amended and supplemented, in such quantities as the Administrative Trustee may from time to time reasonably request and (iv) prepare, file and distribute, if applicable, any periodic reports or updates that may be required under the Exchange Act, the United States Commodity Exchange Act, as amended, or the rules and regulations thereunder. The Administrative Trustee shall furnish to the Sponsor any information from the records of the Trust that the Sponsor reasonably requests in writing as needed to prepare any filing or submission that the Sponsor or the Trust is required to make under the federal securities or commodities laws of the United States or the laws of any other jurisdiction.

(b) The Sponsor shall have all necessary and exclusive power and authority to (i) adopt, implement or amend, from time to time, such disclosure and financial reporting information gathering and control policies and procedures as are necessary or desirable, in the Sponsor’s reasonable judgment, to ensure compliance with applicable disclosure and financial reporting obligations under any applicable securities laws, (ii) appoint and remove the auditors of the Trust, (iii) make any determination, choice, estimate or other decision that may be necessary or desirable in connection with the preparation of the financial statements of the Trust and (iv) seek from the relevant securities or other regulatory authorities such relief, clarification or other action as the Sponsor shall deem to be necessary or desirable regarding the disclosure or financial reporting obligations of the Trust.

Section 5.15 Prospectus Delivery. The Sponsor, or the Administrative Trustee on its behalf, will comply with the requirements to provide copies of the current prospectus for the Trust to Authorized Participants as provided in the relevant Authorized Participant Agreements.

Section 5.16 Discretionary Actions by Administrative Trustee; Consultation. (a) The Administrative Trustee may, in its discretion, undertake any action that it deems to be necessary or desirable to protect the Trust or the interests of the Registered Owners. The expenses incurred by the Administrative Trustee in connection with taking any such action (including the fees and disbursements of legal counsel) shall be expenses of the Trust, and the Administrative Trustee shall be entitled to be reimbursed for those expenses by the Trust.

(b) The Administrative Trustee shall notify and consult with the Sponsor (i) prior to undertaking any action described in Section 5.16(a) or (ii) if the Administrative Trustee becomes aware of any development or event that affects the administration of the Trust but is not contemplated or provided for in this Agreement.

(c) The Sponsor shall notify and consult with the Administrative Trustee (i) prior to undertaking any action described in the last sentence of Section 5.11(d) or (ii) if the Sponsor becomes aware of any development or event that affects the administration of the Trust but is not contemplated or provided for in this Agreement.

Section 5.17 Trustees. The number of Trustees of the Trust initially shall be two (2), and thereafter the number of Trustees shall be such number as shall be fixed from time to time by the Sponsor. The Sponsor is entitled, subject to Section 5.9, to appoint or remove without cause any Trustee at any time; provided, however, that the number of Trustees shall in no event be less than two (2); and provided, further, that, if required by the Act, there shall at all times be a Delaware Trustee.

Section 5.18 Administrative Trustee. (a) The initial Administrative Trustee shall be Barclays Global Investors, N.A.

(b) Except as expressly set forth in this Agreement, any power of the Administrative Trustee may be exercised by, or with the consent of, any one (1) or more Administrative Trustees.

(c) Except as otherwise required by the Act, the Administrative Trustee is authorized to execute on behalf of the Trust any documents that the Administrative Trustee has the power and authority to cause the Trust to execute pursuant to this Agreement.

Section 5.19 Delaware Trustee. (a) The Delaware Trustee shall either be (i) a natural person who is at least twenty-one (21) years of age and a resident of the State of Delaware or (ii) a legal entity that has its principal place of business in the State of Delaware, otherwise meets the requirements of applicable Delaware law and shall act through one or more persons authorized to bind such entity. If at any time the Delaware Trustee shall cease to be eligible in accordance with the provisions of this Section 5.19, it shall resign immediately in the manner and with the effect hereinafter specified in this Section 5.19. The initial Delaware Trustee shall be Wilmington Trust Company.

(b) The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Administrative Trustee or the Sponsor that are set forth herein. The Delaware Trustee shall be one of the Trustees of the Trust for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Act and for taking such actions as are required to be taken by a Delaware trustee under the Act. The duties (including fiduciary duties), liabilities and obligations of the Delaware Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) executing any certificates required to be filed with the Delaware Secretary of State that the Delaware Trustee is required to execute under Section 3811 of the Act, and there shall be no other duties (including fiduciary duties) or obligations, express or implied, at law or in equity, of the Delaware Trustee.

(c) The Delaware Trustee shall serve until such time as the Sponsor removes the Delaware Trustee or the Delaware Trustee resigns and a successor Delaware Trustee is appointed by the Sponsor in accordance with the terms of this Section 5.19. The Delaware Trustee may resign at any time upon the giving of at least sixty (60) days’ advance written notice to the Administrative Trustee; provided, that such resignation shall not become effective unless and until a successor Delaware Trustee shall have been appointed by the Sponsor in accordance with Section 5.19. If the Sponsor does not act within such sixty (60) day period, the Delaware Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor Delaware Trustee.

(d) Upon the resignation or removal of the Delaware Trustee, the Sponsor shall appoint a successor Delaware Trustee by delivering a written instrument to the outgoing Delaware Trustee. Any successor Delaware Trustee must satisfy the requirements of Section 3807 of the Act. Any resignation or removal of the Delaware Trustee and appointment of a successor Delaware Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Delaware Trustee to the outgoing Delaware Trustee and the Sponsor and any fees and expenses due to the outgoing Delaware Trustee are paid. Following compliance with the preceding sentence, the successor Delaware Trustee (i) shall file an amendment to the Certificate of Trust reflecting the change of Delaware Trustee and (ii) shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Delaware Trustee under this Agreement, with like effect as if originally named as Delaware Trustee, and the outgoing Delaware Trustee shall be discharged of its duties and obligations under this Agreement.

(e) The Sponsor shall indemnify the Delaware Trustee, its directors, employees, delegates and agents (the “Delaware Trustee Indemnified Persons”) against, and hold each of them harmless from, any Indemnified Amounts that are incurred by any of them and that arise out of or are related to (i) any offer or sale by the Trust of Baskets under this Agreement, (ii) acts performed or omitted pursuant to the provisions of this Agreement, as the same may be amended, modified or supplemented from time to time, (A) by a Delaware Trustee Indemnified Person or (B) by the Sponsor or the Administrative Trustee or (iii) any filings with or submissions to the SEC in connection with or with respect to the Shares (which, by way of illustration and not by way of limitation, include any registration statement and any amendments or supplements thereto filed with the SEC or any periodic reports or updates that may be filed under the Exchange Act or any failure to make any filings with or submissions to the SEC that are required to be made in connection with or with respect to the Shares), except that the Sponsor shall not have any obligations under this Section 5.19(e) to pay any Indemnified Amounts incurred as a result of and attributable to (x) the gross negligence or bad faith of, or material breach of the terms of this Agreement by, the Delaware Trustee or (y) information furnished in writing by the Delaware Trustee to the Sponsor expressly for use in the registration statement, or any amendment thereto, filed with the SEC relating to the Shares that is not materially altered by the Sponsor. Any such indemnity shall be subject to the provisions of Section 5.11(e).

Section 5.20 Compensation and Expenses of the Delaware Trustee. The Delaware Trustee shall be entitled to receive from the Sponsor reasonable compensation for its services hereunder as set forth in a separate fee agreement and shall be entitled to be reimbursed by the Sponsor for reasonable out-of-pocket expenses incurred by it in the performance of its duties hereunder, including the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Delaware Trustee may employ in connection with the exercise and performance of its rights and duties hereunder.

ARTICLE VI

AMENDMENT AND TERMINATION

Section 6.1 Amendment. (a) The Administrative Trustee and the Sponsor may amend any provisions of this Agreement without the consent of any Registered Owner or Beneficial Owner. Any amendment that imposes or increases any fees or charges (other than taxes and other governmental charges) or prejudices a substantial existing right of the Registered Owners will not become effective until thirty (30) days after notice of such amendment is given by the Administrative Trustee to the Registered Owners. Every Registered Owner and Beneficial Owner, at the time any such amendment becomes effective, shall be deemed, by continuing to hold any Shares or an interest therein, to consent and agree to such amendment and to be bound by this Agreement as amended thereby. In no event shall any amendment impair the right of a Registered Owner to Surrender Baskets and receive therefor the amount of Trust Property represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding any other provision of this Agreement, no amendment to this Agreement may be made if, as a result of such amendment, it would cause the Trust to be taxable as an association taxable as a corporation for United States federal income tax purposes.

(b) No amendment shall be made to this Agreement without the consent of the Delaware Trustee if such amendment adversely affects any of its rights, duties or liabilities.

Section 6.2 Termination. (a) The term for which the Trust will exist commenced on the date of the filing of the Certificate of Trust and shall continue until terminated pursuant to the provisions hereof. The Administrative Trustee shall set a date on which the Trust shall dissolve and mail notice of that dissolution to the Registered Owners at least thirty (30) days prior to the date set for dissolution if any of the following occurs:

(i) the Administrative Trustee is notified that the Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five (5) Business Days of their delisting;

(ii) Registered Owners of at least 75% of the outstanding Shares notify the Administrative Trustee that they elect to dissolve the Trust;

(iii) sixty (60) days have elapsed since the Administrative Trustee notified the Sponsor of the Administrative Trustee’s election to resign, and a successor Administrative Trustee has not been appointed and accepted its appointment as provided in Section 5.9;

(iv) the SEC (or its staff) or a court of competent jurisdiction determines that the Trust is an investment company under the Investment Company Act of 1940, as amended, and the Administrative Trustee has actual knowledge of that determination;

(v) the Manager determines to liquidate the Investing Pool in accordance with the terms of the Investing Pool Agreement, which provides that the Manager may liquidate the Investing Pool at any time the Manager determines that liquidating the Investment Pool is advisable;

(vi) the Trust and/or the Investing Pool is treated as an association taxable as a corporation for United States federal income tax purposes and the Administrative Trustee receives notice from the Sponsor that the Sponsor has determined that termination of the Trust is advisable; or

(vii) DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

(b) On and after the dissolution of the Trust, the Administrative Trustee shall, in accordance with Section 3808(e) of the Act, wind up the business and affairs of the Trust. Subject to the payment or the reasonable provision of such payment by the Administrative Trustee of the claims and obligations of the Trust as required by Section 3808(e) of the Act, the Registered Owners will, upon (i) Surrender of their Shares, (ii) payment of the fee of the Administrative Trustee for the Surrender of Shares provided in Section 5.12(a) and (iii) payment of any applicable taxes or other governmental charges, be entitled to Delivery to them or upon their order, of the amount of Trust Property represented by those Shares. The Administrative Trustee shall not accept any Delivery of Basket Amounts after the date of dissolution. If any Shares remain outstanding after the date of dissolution of the Trust, the Administrative Trustee thereafter shall discontinue the registration of transfers of Shares, shall not make any distributions to Registered Owners and shall not give any further notices, except that the Administrative Trustee shall continue to collect distributions pertaining to Trust Property and hold the same uninvested and without liability for interest, pay pursuant to Section 3808(e) of the Act the Trust’s expenses and sell Trust Property as necessary to meet those expenses and shall continue to deliver Trust Property, together with any distributions received with respect thereto and the net proceeds of the sale of any other property, in exchange for Shares Surrendered to the Administrative Trustee (after deducting or upon payment of, in each case, the fee of the Administrative Trustee set forth in Section 5.12(a) for the Surrender of Shares, any expenses for the account of the Registered Owner of such Shares in accordance with the terms and conditions of this Agreement and any applicable taxes or other governmental charges). At any time after the expiration of ninety (90) days following the date of dissolution of the Trust, the Administrative Trustee may sell the Trust Property then held under this Agreement and may thereafter, after complying with Section 3808(e) of the Act, hold uninvested the net proceeds of any such sale, together with any other cash then held by it under this Agreement, unsegregated and without liability for interest, for the pro rata benefit of the Registered Owners of the Shares that have not theretofore been Surrendered, such Registered Owners thereupon becoming general creditors of the Administrative Trustee with respect to such net proceeds. After making such sale or the completion of the wind up of the business and affairs of the Trust have otherwise occurred, the Trust and this Agreement shall terminate and the Administrative Trustee shall execute and cause a certificate of cancellation of the Certificate of Trust to be filed in accordance with the Act and notify the Delaware Trustee of such filing. After making such filing, the Administrative Trustee shall be discharged from all obligations under this Agreement, except to account for such net proceeds and other cash (after deducting, in each case, any fees, expenses, taxes or other governmental charges payable by the Trust, the fee of the Administrative Trustee for the Surrender of Shares and any expenses for the account of the Registered Owner of such Shares in accordance with the terms and conditions of this Agreement and any applicable taxes or other governmental charges).

(c) Upon the termination of this Agreement, the Sponsor shall be discharged from all obligations under this Agreement, except that its obligations to the Administrative Trustee under Sections 5.11 and 5.12 shall survive termination of this Agreement.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Counterparts. This Agreement may be executed in any number of counterparts, each of which is deemed to be an original and all of such counterparts constitute one and the same agreement. Copies of this Agreement are filed with the Administrative Trustee and are open to inspection by any Registered Owner during the Administrative Trustee’s business hours.

Section 7.2 Third-Party Beneficiaries. Subject to Section 5.8, this Agreement is for the exclusive benefit of the parties hereto and the directors, employees, delegates, agents and affiliates referred to in Section 5.11, and the Registered Owners, Beneficial Owners and Depositors from time to time, and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

Section 7.3 Severability. In case any one or more of the provisions contained in this Agreement are or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall in no way be affected, prejudiced or disturbed thereby.

Section 7.4 Notices. (a) All notices given under this Agreement must be in writing.

(b) Any notice to be given to the Administrative Trustee, the Sponsor or the Delaware Trustee shall be deemed to have been duly given (i) when it is actually delivered by a messenger or a recognized courier service, (ii) five (5) days after it is mailed by registered or certified mail, postage paid or (iii) when receipt of a facsimile transmission is acknowledged via a return receipt or receipt confirmation as requested by the original transmission, in each case to or at the address or facsimile number set forth below:

To the Administrative Trustee:

Barclays Global Investors, N.A.

45 Fremont Street

San Francisco, CA 94105

Attention: Fund Administration

Facsimile: To be advised.

or (1) any other place to which the Administrative Trustee may have transferred its Corporate Trust Office with notice to the Sponsor and the Delaware Trustee or (2) any entity to which the Administrative Trustee may have transferred all or some of its duties hereunder pursuant to Section 5.8 at the address set forth in the notice of transfer provided to the Sponsor and the Delaware Trustee.

To the Sponsor:

Barclays Global Investors International, Inc.

45 Fremont Street

San Francisco, CA 94105

Attention: Product Management Team, Intermediary Advisors and Exchange Traded Products Group

Facsimile: 415-618-5097

or any other place to which the Sponsor may have transferred its principal office with notice to the Administrative Trustee and the Delaware Trustee.

To the Delaware Trustee:

Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, DE 19890

Attention: To be advised.

Facsimile: To be advised.

or any other place to which the Delaware Trustee may have transferred its principal office with notice to the Administrative Trustee and the Sponsor.

(c) Any notice to be given to a Registered Owner shall be deemed to have been duly given (i) when actually delivered by messenger or a recognized courier service, (ii) when mailed, postage prepaid or (iii) when sent by facsimile transmission confirmed by letter, in each case at or to the address of such Registered Owner as it appears on the transfer books of the Administrative Trustee, or, if such Registered Owner shall have filed with the Administrative Trustee a written request that any notice or communication intended for such Registered Owner be delivered to some other address, at the address designated in such request.

Section 7.5 Governing Law; Consent to Jurisdiction. (a) This Agreement is governed by and is to be construed in accordance with the laws of the State of Delaware.

(b) The parties hereto hereby (i) irrevocably submit to the non-exclusive jurisdiction of any Delaware state court or federal court sitting in Wilmington, Delaware in any action arising out of or relating to this Agreement and (ii) consent to the service of process by mail. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court. Each party agrees that, in the event that any dispute arising from or relating to this Agreement becomes subject to any judicial proceeding, such party waives any right that it may otherwise have to (x) seek punitive or consequential damages or (y) request a trial by jury.

Section 7.6 Headings. The titles of the Articles and the headings of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing the terms and provisions of this Agreement.

Section 7.7 Compliance with Regulation B. If any banking institution that is either a party to this Agreement or a delegate pursuant hereto reasonably believes that any of the activities described herein and to be performed by such institution are reasonably likely to result in such institution having to register as a broker-dealer under federal law, then (a) such institution will promptly notify in writing the other parties in reasonable detail of the basis of its concern, (b) such institution thereafter shall not be deemed to be in violation of, or acting negligently or in bad faith with respect to, this Agreement or any agreement incidental hereto by virtue of not engaging in such activity and (c) the parties hereto shall promptly restructure the arrangements described herein in good faith to the extent necessary to prevent such registration from having to occur.

Section 7.8 Binding Effect; Entire Agreement. Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement is binding upon and inures to the benefit of the parties hereto and their respective personal representatives, successors and permitted assigns. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, relating to such subject matter in any way.

Section 7.9 Provisions in Conflict With Law or Regulations. The provisions of this Agreement are severable, and if the Administrative Trustee determines, with the advice of counsel, that any one or more of such provisions (the “Conflicting Provisions”) are in conflict with the Code, the Act or other applicable U.S. federal or state laws, the Conflicting Provisions shall be deemed never to have constituted a part of this Agreement, even without any amendment of this Agreement pursuant to this Agreement; provided, however, that such determination by the Administrative Trustee shall not affect or impair any of the remaining provisions of this Agreement or render invalid or improper any action taken or omitted prior to such determination. The Administrative Trustee shall not be liable for making or failing to make such a determination.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the day and year first set forth above.

BARCLAYS GLOBAL INVESTORS INTERNATIONAL, INC., as Sponsor

By:
Name:
Title:

BARCLAYS GLOBAL INVESTORS, N.A., as Administrative Trustee

By:
Name:
Title:

WILMINGTON TRUST COMPANY, as Delaware Trustee

By:
Name:
Title:

EXHIBIT A

[FORM OF CERTIFICATE]

THE SHARES EVIDENCED HEREBY REPRESENT RIGHTS WITH RESPECT TO UNDERLYING TRUST PROPERTY (AS DEFINED IN THE TRUST AGREEMENT REFERRED TO HEREIN) HELD BY THE iSHARES® S&P GSCI™ INDUSTRIAL METALS COMMODITY-INDEXED TRUST (THE “TRUST”) AND DO NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND ARE NOT GUARANTEED BY THE SPONSOR, THE ADMINISTRATIVE TRUSTEE, THE DELAWARE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE SHARES NOR THE UNDERLYING TRUST PROPERTY IS INSURED UNDER ANY AGREEMENT THAT DIRECTLY BENEFITS THE TRUST OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE AGENT AUTHORIZED BY THE TRUST FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

iSHARES® S&P GSCI™ INDUSTRIAL METALS COMMODITY-INDEXED TRUST

SHARES

ISSUED BY

iSHARES® S&P GSCI™ INDUSTRIAL METALS COMMODITY-INDEXED TRUST

REPRESENTING

FRACTIONAL UNDIVIDED INTERESTS IN THE NET ASSETS OF THE TRUST

BARCLAYS GLOBAL INVESTORS, N.A., as Administrative Trustee

No.	*Shares
CUSIP: [ ]

BARCLAYS GLOBAL INVESTORS, N.A., as Administrative Trustee (the “Administrative Trustee”), hereby certifies that CEDE & CO., as nominee of The Depository Trust Company, or registered assigns, IS THE OWNER OF [            ]1 Shares issued by iShares® S&P GSCI™ Industrial Metals Commodity-Indexed Trust (the “Trust”), each representing a fractional

[1]	That number of Shares held at The Depository Trust Company at any given point in time

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undivided beneficial interest in the net assets of the Trust, as provided in the Trust Agreement referred to below. The Administrative Trustee’s Corporate Trust Office and its principal executive office are located at 45 Fremont Street, San Francisco, CA 94105.

This Certificate is issued upon the terms and conditions set forth in the Trust Agreement, dated as of [            ], 2007 (the “Trust Agreement”), among Barclays Global Investors International, Inc. (the “Sponsor”), the Administrative Trustee, and Wilmington Trust Company as Delaware Trustee. The Trust Agreement sets forth the rights of Registered Owners and the rights and duties of the Administrative Trustee and the Sponsor. Copies of the Trust Agreement are on file at the Administrative Trustee’s Corporate Trust Office.

The Trust Agreement is hereby incorporated by reference into and made a part of this Certificate as if set forth in full in this place. Capitalized terms not defined herein shall have the meanings set forth in the Trust Agreement.

This Certificate shall not be entitled to any benefits under the Trust Agreement or be valid or obligatory for any purpose unless it is executed by the manual or facsimile signature of a duly authorized signatory of the Administrative Trustee and, if a Registrar (other than the Administrative Trustee) for the Shares shall have been appointed, countersigned by the manual signature of a duly authorized officer of the Registrar.

Dated:	BARCLAYS GLOBAL INVESTORS,
N.A., as Administrative Trustee

By:

THE ADMINISTRATIVE TRUSTEE’S CORPORATE TRUST OFFICE ADDRESS IS

45 FREMONT STREET, SAN FRANCISCO, CA 94105

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EXHIBIT B

FORM OF CERTIFICATE OF TRUST

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ANNEX I

CAPITAL ACCOUNTS, DISTRIBUTIONS AND ALLOCATIONS

Section 1 Capital Accounts.

(a) The Trust shall establish and maintain a separate account (the “Capital Account”) for each Beneficial Owner’s Shares in accordance with the following provisions:

(i) Initial Contribution. A Beneficial Owner’s Initial Contribution will be equal to the amount of cash and the value (as determined under Section 7 of this Annex I (references to Sections in this Annex I will be to Sections in this Annex I unless otherwise stated and references to Sections of the Trust Agreement will be indicated as such)) of any CERFs or Short-Term Securities contributed to the Trust, by the Beneficial Owner or its agent on the first issuance of Shares to the Beneficial Owner or its agent as described in Article II.

(ii) Initial Capital Account. The initial balance of the Capital Account of each Beneficial Owner shall be such Beneficial Owner’s Initial Contribution.

(iii) Adjustments to Capital Accounts.

(A) Each Beneficial Owner’s Capital Account shall be increased by the amount of additional cash and the value (as determined under Section 7) of any CERFs or Short-Term Securities contributed to the Trust by such Beneficial Owner or its agent, and by any income or gain (including income and gain exempt from tax) computed in accordance with Section 1(b) and allocated to such Beneficial Owner pursuant to Section 2.

(B) Each Beneficial Owner’s Capital Account shall be decreased by the amount of cash and the value (as determined under Section 7) of any CERFs or Short-Term Securities distributed to such Beneficial Owner or its agent pursuant to any provision of this Agreement, and by any expenses, deductions or losses computed in accordance with Section 1(b) and allocated to such Beneficial Owner pursuant to Section 2.

(iv) Contributions; Distributions; Redemptions.

(A) Each Beneficial Owner agrees that it (or its agent) will contribute property to the Trust only if such property has, to the best of that Beneficial Owner’s knowledge after reasonable inquiry, a basis for tax purposes equal to the fair market value of such property, and acknowledges that the Trust will rely upon such fair market value basis for purposes of determining and allocating items of income, gain, loss, deduction, basis and other tax items. For this purpose, Section 7 shall apply to determine fair market value.

(B) In determining which CERFs and Short-Term Securities, if any, are to be distributed to a Beneficial Owner or its agent or sold or closed out in connection with a redemption pursuant to the provisions of this Agreement, the

Administrative Trustee shall adopt a standard procedure for selecting such CERFs or Short-Term Securities that is applied consistently to all redemptions. Unless the Administrative Trustee determines that another lot selection method more accurately allocates taxable gain and loss to Beneficial Owners in a manner that corresponds to their economic gain and loss, the procedure shall be “first in, first out,” “last in, last out,” or a combination thereof.

(b) For purposes of computing the amount of any item of income, gain, deduction, expense or loss to be reflected in a Beneficial Owner’s Capital Account, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes; provided that:

(i) Items described in Section 705(a)(2)(B) of the Code shall be treated as items of deduction. All fees and other expenses incurred by the Trust to promote the sale of (or to sell) a Share that can neither be deducted nor amortized under Section 709 of the Code shall, for purposes of Capital Account maintenance, be treated as an item described in Section 705(a)(2)(B) of the Code.

(ii) Except as otherwise provided in Treasury Regulations Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code.

(iii) In computing income, gain, deduction, expense or loss for Capital Account purposes, the amount of such item shall be determined taking into account the book value of the Trust’s property, as adjusted pursuant to Section 1(d).

(c) In the event any Beneficial Owner’s Shares are transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of such Beneficial Owner to the extent such Capital Account relates to the transferred Shares.

(d) Consistent with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv)(f), upon an issuance or redemption of Shares, in connection with the dissolution, liquidation or termination of the Trust, or otherwise as appropriate pursuant to generally accepted industry accounting practices, the Capital Accounts of all Beneficial Owners may, immediately prior to such issuance, redemption, dissolution, liquidation, termination, or otherwise, be adjusted (consistent with the provisions hereof) upwards or downwards to reflect any Unrealized Gain or Unrealized Loss attributable to Trust property, as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of such property, immediately prior to such issuance, redemption, dissolution, liquidation, termination, or otherwise, and had been allocated to the Beneficial Owners at such time pursuant to Section 2. Pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(g), appropriate adjustments shall be made to the book value of Trust property with Unrealized Gain or Unrealized Loss. Proper adjustment shall be made to the amount of any Capital Account adjustment under this Section 1(d) to take into account any prior Capital Account adjustment under this Section 1.

Section 2 Allocations for Capital Account Purposes.

(a) For purposes of maintaining Capital Accounts and in determining the rights of the Beneficial Owners among themselves, except as otherwise provided in this Section 2 each item of income, gain, loss, expense and deduction (computed in accordance with Section 1(b)) shall be allocated to the Beneficial Owners in accordance with their respective Percentage Interests.

(b) Pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(g), items of depreciation, depletion, amortization and gain or loss attributable to Adjusted Property that has a Book-Tax Disparity shall be allocated among the Beneficial Owners in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g)(3).

(c) If any Beneficial Owner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(5) or 1.704- 1(b)(2)(ii)(d)(6), items of Trust income and gain shall be specially allocated to such Beneficial Owner in an amount and manner sufficient to eliminate a deficit balance in its Capital Account (after decreasing such Beneficial Owner’s Capital Account balance by the items described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6)) created by such adjustments, allocations or distributions as quickly as possible. This Section 2(c) is intended to constitute a “qualified income offset” within the meaning of Treasury Regulations Section 1.704-1(b) (2)(ii)(d).

Section 3 Allocations for Tax Purposes.

(a) For U.S. federal income tax purposes, except as otherwise provided in this Section 3, each item of income, gain, loss, deduction and credit of the Trust shall be allocated among the Beneficial Owners in accordance with their respective Percentage Interests.

(b) In an attempt to eliminate Book-Tax Disparities, items of income, gain, or loss shall be allocated for U.S. federal income tax purposes among the Beneficial Owners under the principles of the remedial method of Treasury Regulations Section 1.704-3(d).

(c) If any Beneficial Owner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d), items of income and gain shall be specially allocated to such Beneficial Owner in an amount and manner consistent with the allocations of income and gain pursuant to Section 2(c).

(d) The provisions of this Annex I and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations. The Administrative Trustee shall be authorized to make appropriate amendments to the allocations of items pursuant to this Article III if necessary in order to comply with Section 704 of the Code or applicable Treasury Regulations thereunder.

Section 4 Tax Conventions.

(a) For purposes of Sections 1, 2 and 3, the Administrative Trustee shall cause the Trust to adopt such conventions as may be necessary or appropriate in the Administrative

Trustee’s reasonable discretion in order to comply with applicable law, including Section 706 of the Code and the Treasury Regulations or rulings promulgated thereunder, or to allocate items of the Trust’s income, gain, loss, expenses, deductions and credits in a manner that reflects Beneficial Owner’s Shares. The Administrative Trustee may revise, alter or otherwise modify such conventions in accordance with the standard established in the prior sentence.

(b) Unless the Administrative Trustee determines that another convention is necessary or appropriate in the Administrative Trustee’s reasonable discretion in order to comply with applicable law, or to allocate items of the Trust’s income, gain, loss, expenses, deductions and credits in a manner that more accurately reflects Administrative Trustee’s Shares, the Trust shall use the monthly convention described in this Section 4(b).

(i) All issuances, redemptions and transfers of Shares or beneficial interests therein shall be deemed to take place at a price equal to the value of such Share or beneficial interest therein at the end of the Business Day during the month in which the issuance, redemption or transfer takes place on which the value of a Share is lowest (such price, the “single monthly price”). Accordingly, in determining Unrealized Gain or Unrealized Loss and in making the adjustments provided for by Section 1(d), the fair market value of all Trust property immediately prior to the issuance, redemption or transfer of Shares shall be deemed to be equal to the lowest value of such property (as determined under Section 7) during the month in which such Shares are issued or redeemed. In the event that the Trust makes an election under Section 754 of the Code, adjustments to be made under Sections 734(b) and 743(b) of the Code will be made using the same monthly convention, including by reference to the single monthly price.

(ii) All contributed property shall be deemed to be contributed at a price equal to the weighted average value of such property (as determined under Section 7) during the month in which such property is contributed. All purchases and sales of property, however, shall be treated as taking place at a price equal to the purchase or sales price of the property, respectively.

(iii) Each item of Trust income, gain, expense, loss, deduction and credit attributable to transferred Shares shall, for U.S. federal income tax purposes, be determined on a monthly basis and shall be allocated to the Beneficial Owners who own Shares as of the close of the last day of the month preceding the month in which the transfer occurs, provided that, for the initial period beginning on the date hereof and ending on the last day of the month following the month in which this agreement becomes effective, such items shall be allocated to the Beneficial Owners who own the Shares as of the close of the last day of the month in which such items arose; and provided further that, unless the Administrative Trustee determines that another method is necessary or appropriate in the Administrative Trustee’s reasonable discretion, gain or loss on a sale or other disposition of all or a substantial portion of the assets of the Trust (or, in the Administrative Trustee’s sole discretion, other sales or dispositions of assets if appropriate to more accurately allocate such gain and loss to Beneficial Owners in a manner that corresponds to their economic gain and loss) shall be allocated to the Beneficial Owners who own Shares as of the close of the day in which such gain or loss is recognized for federal income tax purposes.

(iv) All such allocations are intended to constitute a reasonable method of allocation in accordance with Treasury Regulations Section 1.706-1(c)(2)(ii) and to take into account a Beneficial Owner or Beneficial Owner’s varying Shares during the taxable year of any issuance, redemption or transfer of Shares or beneficial interests therein. Any person who is the transferee of Shares shall be deemed to consent to the methods of determination and allocation set forth in this Section 4 as a condition of receiving such Shares.

Section 5 Shares as Personal Property. Each Beneficial Owner hereby agrees that its Shares shall for all purposes be personal property. The Trust shall be the sole owner of the property and rights conveyed to it. No Beneficial Owner has any interest in specific Trust property, including property conveyed to the Trust by a Beneficial Owner.

Section 6 Interest on Capital Contributions. No Beneficial Owner shall be entitled to any interest on its capital contribution.

Section 7 Valuation.

(a) The value, on any day, of CERFs, Short-Term Securities and any other property, other than cash, under this Agreement shall be determined as of the close of trading on the Exchange on that day as follows:

(i) The Administrative Trustee will value CERFs on the basis of that day’s announced CME settlement price for the CERF. If there is no announced CME settlement price for the CERF on that day, the Administrative Trustee will use the most recently announced CME settlement price unless the Administrative Trustee determines that that price is inappropriate as a basis for the valuation of CERFs.

(ii) The Administrative Trustee will value all other property not referred to in clause (i) at (A) its current market value, if quotations for such property are readily available or (B) its fair value, as reasonably determined by the Administrative Trustee, if the current market value cannot be determined

(b) The Administrative Trustee may (but is not required to) employ the services of, and rely upon the reports of, a recognized pricing service (including a pricing service that is an Affiliate of the Administrative Trustee). If the Administrative Trustee determines that the procedures in this Section 7 are an inappropriate basis for the valuation of the Trust’s assets, it shall determine an alternative basis to be employed. The Administrative Trustee shall not be liable to any Person for any determination as to the alternative basis for evaluation; provided that such determination is made in good faith.

Section 8 Distributions.

(a) Distributions from the Trust upon the occurrence of a redemption or upon dissolution, liquidation or termination pursuant to Section 2.8 of the Trust Agreement or Section 6.2 of the Trust Agreement, will be in the form of CERFs, Short-Term Securities and/or cash as determined by such sections, as applicable; provided that, in the case of a distributions upon dissolution, liquidation or termination, amounts received by Beneficial Owners shall be in accordance with Capital Accounts as provided in Treasury Regulations Section 1.704-1(i)(2).

(b) Notwithstanding any provision to the contrary contained in this Agreement, the Trust, and the Administrative Trustee on behalf of the Trust, shall not be required to make a distribution with respect to Shares if such distribution would violate the Act or any other applicable law. A determination that a distribution is not prohibited under this Section 8 or the Act shall be made by the Administrative Trustee and, to the fullest extent permitted by applicable law, may be based either on financial statements prepared on the basis of accounting practices and principles that are reasonable under the circumstances or on a fair valuation or any other method that is reasonable under the circumstances. Unless otherwise agreed to by the Beneficial Owners, a Beneficial Owner shall be entitled only to the distributions expressly provided for in this Agreement.

(c) Notwithstanding anything to the contrary contained in this Agreement, the Beneficial Owners understand and acknowledge that a Beneficial Owner (or its agent) may be compelled to accept a distribution of any asset in kind from the Trust despite the fact that the percentage of the asset distributed to such Beneficial Owner (or its agent) exceeds the percentage of that asset which is equal to the percentage in which such Beneficial Owner shares in distributions from the Trust.